SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 29, 1996

                                 Honeywell Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                 1-971                   41-0415010
 ----------------         -------------           --------------------
 (State or other          (Commission             (IRS Employer
  jurisdiction of          File Number)            Identification No.)
  incorporation)

                                 Honeywell Plaza
                          Minneapolis, Minnesota 55408
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                    (Address of principal executive offices)

Registrant's telephone number, including area code:    (612) 951-1000

                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events.
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     As previously reported in its Forms 10-K, 10-Q and 8-K filed with the
Securities and Exchange Commission, the registrant is a party to material litigation involving Litton Systems, Inc.

     The trial for the antitrust case began November 20, 1995 as scheduled, before the same judge who presided over the patent case, but a different jury. After the parties presented their evidence, the court dismissed for failure of proof, Litton's contentionscontentions that Honeywell engaged in below-cost predatory pricing; illegal tying and bundling; and illegally acquired Sperry Avionics in 1986. On February 2, 1996, the case was submitted to the jury on, leaving only two claims, one for monopolization and attempt to monopolize, both based on Litton's allegations that Honeywell entered into certain exclusive dealings and penalty arrangements with aircraft manufacturers and airlines, and one for attempted monopolization, based on Litton's allegations that Honeywell attempted to exclude Litton from the commercial aircraft market. On February 29, 1996, the jury returned a $234 million verdict against Honeywell for the monopolization claim. On March 1, 1996, the jury indicated that it was unable to reach a a verdict on damages for the attempted monopolization claim, and a mistrial was declared on that claimwith respect to that aspect of the antitrust case. Honeywell issued press releases announcing each event on February 29 and March 1, respectively, which are attached hereto as exhibits.

     Honeywell continues to maintain that it competed vigorously and lawfullyaggressively and fairly in the inertial navigation business and will continue to defend itself against Litton's allegations. Honeywell believes that the jury's partial verdict should be overturnedis without merit, in part, because (i) Litton (i)'s claims of attempted monopolization and monopolization are integrally tied, and (ii) the damage finding is not supportable. Further, notwithstanding the jury's verdict, failed to prove essential elements of liability and (ii) failed to submit competent evidence to support its claim for damages by offering only a speculative, all-or-nothing $298.5 million damage study. Honeywell willhas filed post-verdict motions with the trial court asking that judgment be granted in favor of Honeywell as a matter of law and for a new trial and intends to vigorously contest the verdict and defend itself against the allegations made by Litand will argue important procedural and other matters which could dispose of this case. If the $234 million jury verdict withstands post-verdict motions, in whole or in part, any dollar judgment will be trebled under federal antitrust laws and will be appealed by Honeywell. The case will conclude only when the trial and appellate courts resolve all of the legal issues.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

(c)  Exhibits

Exhibit No.    Exhibit
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  20(i)        Press Release dated as of February 29, 1996.

  20(ii)       Press Release dated as of March 1, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HONEYWELL INC.

                                        By: /s/ Edward D. Grayson
                                           -------------------------------
                                           Edward D. Grayson
                                           Vice President and
                                           General Counsel

Date:     March 11, 1996

                                INDEX TO EXHIBITS


Exhibit No.    Exhibit
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  20(i)        Press Release dated as of February 29, 1996.

  20(ii)       Press Release dated as of March 1, 1996.